Exhibit 32

Certification
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Taboola.com Ltd. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

Date: March 13, 2023	By:	/s/ Adam Singolda Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Stephen Walker Chief Financial Officer (Principal Financial Officer)